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                                                                       EXHIBIT 5

                        Robinson, Bradshaw & Hinson, PA
                                Attorneys at Law
                            One Independence Center
                       101 North Tryon Street, Suite 1900
                        Charlotte, North Carolina 28246
                           Telephone: (704) 377-8388
                              Fax: (704) 373-3988
                                  May 23, 2002



aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to aaiPharma Inc., a Delaware corporation (the "Company") and to the subsidiaries of the Company listed on Schedule I hereto (collectively, the "Guarantors"), in connection with the above-referenced Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") relating to the issuance by the Company of $175 million in aggregate principal amount of the Company's 11% Senior Subordinated Exchange Notes due 2010 (the "Exchange Notes") and the issuance by the Guarantors of the guarantees with respect to the Exchange Notes (the "Exchange Guarantees"). The Exchange Notes and the Exchange Guarantees will be issued under the Indenture dated March 28, 2002 (the "Indenture") between the Company, the Guarantors, and Wachovia Bank, National Association, as trustee (the "Trustee") and will be offered by the Company (the "Exchange Offer") in exchange for an equivalent principal amount of the Company's currently outstanding 11% Senior Subordinated Notes due 2010 (the "Original Notes").

         In connection with the opinions set forth below, we have examined the Registration Statement, the Indenture and forms of the Exchange Notes and the Exchange Guarantees. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments or other documents as we have deemed necessary or appropriate. In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity of photostatic copies, and the authenticity of originals of such documents. As to certain various factual matters relevant to the opinions set forth below, we have relied upon certificates and oral and written statements and representations of public officials and officers of the Company and the Guarantors, and we have not undertaken any independent investigation to determine the existence or absence of any such facts. We also have assumed that the Indenture is a valid and legally binding obligation of the Trustee.


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aaiPharma Inc.
May 23, 2002
Page 2

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute legal, valid, and binding obligations of the Company, and will be entitled to the benefits of the Indenture.

         2. When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, and
                  (d) the Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute legal, valid and binding obligations of the Guarantors, and will be entitled to the benefits of the Indenture.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the states of North Carolina and New York, the federal law of the United States typically applicable to the transactions contemplated by the Exchange Offer, and the corporate laws of the states of Delaware and Kansas and the Commonwealth of Massachusetts.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         We hereby consent to the reference of our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                           Very truly yours,



                                           ROBINSON, BRADSHAW & HINSON, P.A.

                                           /s/ Robinson, Bradshaw & Hinson, P.A.


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                                   SCHEDULE I

                                  SUBSIDIARIES

Applied Analytical Industries Learning Center, Inc.
AAI Technologies, Inc.
AAI Properties, Inc.
Kansas City Analytical Services, Inc.
Medical and Technical Research Associates, Inc.
NeoSan Pharmaceuticals Inc.
AAI International Inc.
AAI Japan, Inc.